Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2023

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2023 net income of $647,000, or $0.04 per diluted common share. This earnings performance was a $1,455,000, or 69.2%, decrease from the third quarter of 2022 when net income totaled $2,102,000, or $0.12 per diluted common share. For the nine-month period ended September 30, 2023, the Company reported net income of $1,975,000, or $0.12 per diluted common share. This represents a 68.4% decrease in earnings per share from the nine-month period of 2022 when net income totaled $6,501,000, or $0.38 per diluted common share. The following table details the Company’s financial performance for both the three- and nine-month periods ended September 30, 2023, and 2022:

	Third Quarter 2023	Third Quarter 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022

Net income	$647,000	$2,102,000	$1,975,000	$6,501,000
Diluted earnings per share	$0.04	$0.12	$0.12	$0.38

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2023 third quarter financial results: “While our net income is down year-over-year, we have continued to effectively operate our customer relationship focused community bank in a conservative manner amid a challenging period for the industry. Importantly, we have seen several encouraging new business development results in key areas so far this year. For the first time in AmeriServ Financial’s history, our total loans now exceed $1 billion. The loyalty of our deposit customers has shown excellent resilience, with an increase of $20.8 million, or 1.9%, in total deposits since the end of 2022. Additionally, wealth management revenues have now shown modest growth for the past three consecutive quarters. We will work to build on this positive momentum in the fourth quarter of 2023.”

All third quarter and nine months of 2023 financial performance metrics within this document are compared to the third quarter and nine months of 2022 unless otherwise noted.

The Company's net interest income in the third quarter of 2023 decreased by $1.7 million, or 16.4%, from the prior year's third quarter and, for the first nine months of 2023, decreased by $3.0 million, or 9.8%, when compared to the first nine months of 2022. The Company’s net interest margin of 2.76% for the third quarter of 2023 and 2.89% for the nine-month timeframe represents a 59-basis point decrease for the quarter and a 35-basis point decline for the nine-months.  The Company’s quarterly net interest margin performance peaked in the third quarter of 2022. The decrease in net interest income reflects total interest expense increasing to a higher level than the increase in total interest income. The Company continues to benefit from increased yields on total loans and investment securities due to a higher U.S. Treasury yield curve and the Federal Reserve’s action to tighten monetary policy in their effort to tame decades high inflation. But, similar to what is occurring across the banking industry, increased national interest rates have caused total deposit and borrowing costs to increase to a higher degree, resulting in net interest margin compression and lower net interest income.  The provision for credit losses expense was lower for the third quarter of 2023 versus last year’s third quarter, but increased for the nine months of 2023 compared to the same time period in 2022 as a result of a provision benefit recognized during the nine months in 2022.  Total non-interest income is lower for the third quarter of 2023 but improved for the nine-month time period. Total non-interest expense is higher for both periods in 2023 compared to 2022, due to additional legal and professional services costs related to litigation and responses to the actions of an activist investor. Overall, the decrease to net interest income, along with increased non-interest expense were the primary reasons for the lower level of earnings in both the third quarter and first nine months of 2023.

Total average loans in the third quarter of 2023 are higher than the 2022 third quarter average by $18.6 million, or 1.9%, while total average loans for the first nine months of 2023 were $11.6 million, or 1.2%, higher than the 2022 nine-month average. Excluding PPP loans, which still existed on the balance sheet in 2022, the favorable comparisons for total average loans in both time periods of 2023 would increase to $20.0 million, or 2.0%, for the third quarter, and increase to $17.6 million, or 1.8%, for the nine months. More significantly, on an end of period basis, total loans at September 30, 2023, increased by $22.9 million since the end of the third quarter of 2022 and surpassed the $1.0 billion threshold for the first time in Company history. Loan pipelines continue to be strong, and the loan portfolio has demonstrated consistent growth in 2023 despite some customers delaying fundings given the uncertainty that exists in the economy and expectations regarding interest rates. Growth in commercial & industrial (C&I), commercial real estate (CRE), and home equity loans more than offset decreased residential mortgage and consumer loans. Overall, the higher interest rate environment along with the higher average volumes of C&I, CRE and home equity loans, resulted in total loan interest income improving by $2.5 million, or 23.0%, for the third quarter of 2023, and by $8.1 million, or 27.2%, for the nine months of 2023 when compared to both time periods of last year.  This increase occurred despite a $433,000 total reduction in PPP loan related income in 2023.

Total investment securities averaged $262.7 million for the first nine months of 2023 which is $24.2 million, or 10.1%, higher than the $238.5 million average for the first nine months of last year. The increase reflects additional securities purchased primarily during 2022 as the U.S. Treasury yield curve increased resulting in a more favorable market for securities purchasing activity causing the Company to redeploy some of its short-term excess liquidity. Overall, the higher rates resulted in yields for new federal agency mortgage-backed securities and federal agency bonds improving and exceeding the overall average yield of the existing securities portfolio causing interest income from investments to increase by $1.5 million, or 28.3%, through nine months of this year. So far in 2023, purchases of securities have slowed significantly as more funds have been allocated to the loan portfolio and the Company has been controlling the amount of overnight borrowed funds. While yields on new security purchases exceed the overall average yield of the existing securities portfolio, the spread between overnight borrowings and the yield on new securities ranged from negative to only marginally positive causing the slowdown in purchasing activity. Thus, the new investment security purchases have primarily been used to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to deposits of public funds. This is an example of how the inverted treasury yield curve impacts the Company’s balance sheet management strategies. Overall, the 2023 first nine-month average balance of total interest earning assets increased over last year’s nine-month average by $10.1 million, or 0.8%, while total interest income increased by $9.6 million, or 27.3%, since the first nine months of 2022.

On the liability side of the balance sheet, through nine months, total average deposits are $8.3 million, or 0.7%, lower compared to the first nine months of 2022. The modest decrease since last year is reflective of a portion of the funds from the government stimulus programs leaving the balance sheet and greater pricing competition in the market to retain deposits because of the increasing national interest rates. The Company’s core deposit base continued to demonstrate the strength and stability that it has for many years, even during times of turmoil when three large bank failures occurred earlier in 2023 and customer fear of contagion within the industry caused deposit flight. Total deposits grew during the first nine months of 2023 by $20.8 million, or 1.9%, on an end of period basis since December 31, 2022, demonstrating customer confidence in AmeriServ Financial Bank. The Company does not utilize brokered deposits as a funding source. In addition to its strong, loyal core deposit base, the Company has several other sources of liquidity, including a significant unused borrowing capacity at the Federal Home Loan Bank (FHLB), overnight lines of credit at correspondent banks and access to the Federal Reserve Discount Window. The loan to deposit ratio averaged 86.5% in the third quarter of 2023, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense increased by $4.5 million, or 205.8%, for the third quarter of 2023, and by $12.6 million, or 261.1%, for the nine months of 2023 when compared to both time periods of last year, due to higher deposit and short-term borrowings interest expense. Deposit interest expense was higher by $11.4 million, or 328.0%, while the nine-month 2023 average volume of total interest-bearing deposits grew from the 2022 nine-month average by $13.2 million, or 1.4%. The rising national interest rates resulted in certain deposit products, particularly public funds, which are tied to a market index, repricing upward with the move in short-term national interest rates causing interest expense to increase. Additionally, increased market competition resulted in the Company increasing rates on certain shorter-term certificates of deposit to retain funds. Another factor contributing to net interest margin compression was an unfavorable deposit mix shift as the nine-month average of non-interest bearing demand deposits declined by $21.5 million, or 9.9%, while, as mentioned above, total interest-bearing deposits increased by $13.2 million, or 1.4%. For interest rate risk management purposes and to offset a portion of the unfavorable impact that rising funding costs are having on net interest income, management proactively executed a $50 million interest rate hedge in February 2023 and another $10 million interest rate hedge in April 2023 to fix the cost of certain deposits that are indexed and move with short-term interest rates.  These hedging transactions reduced the Company’s negative variability of net interest income in a rising interest rate environment and helped slow net interest margin compression. Overall, total deposit cost averaged 1.72% in the first nine-months of 2023, which is 132 basis points higher than total deposit cost of 0.40% in the first nine-months of 2022.

Total borrowings interest expense increased by $536,000 in the third quarter of 2023 and by $1.2 million, or 90.8%, in the first nine-months of 2023 when compared to 2022. The increases result from the impact that the higher national interest rates had on overnight borrowings cost as well as the Company utilizing more overnight borrowed funds so far in 2023. Total fed funds purchases and other short-term borrowings averaged $33.9 million in the first nine months of 2023 after only averaging $2.2 million in the first nine-months of 2022. As mentioned previously, given the high cost of overnight borrowed funds, management has been effectively controlling the usage of this funding source. Borrowings interest expense was favorably impacted by reduced interest expense from FHLB term borrowings greater than one year, which declined by $95,000, or 20.9%, during the nine months of 2023 compared to 2022. The average balance of advances from FHLB was lower in the first nine months of 2023 by $17.4 million, or 48.1%, as the Company’s strong liquidity position allowed management to let FHLB term advances mature during 2022 and not be replaced. However, given the inversion in the yield curve, rates for FHLB term advances are lower than the cost of overnight borrowed funds. Therefore, management is replacing matured FHLB term advances in 2023 as part of our overall balance sheet management strategy.

The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (CECL), as of January 1, 2023. Details of the day one accounting adjustments were described in both the first and second quarter press releases.

The Company recorded a $189,000 provision for credit losses in the third quarter of 2023 after recognizing $500,000 provision expense in the third quarter of 2022. For the first nine months of 2023, the Company recorded a $1.4 million provision for credit losses after recognizing a $225,000 benefit in the first nine-months of 2022 resulting in a net unfavorable change of $1.6 million. Included in the nine-month 2023 provision expense was the recognition of a $926,000 loss from a subordinated debt investment with Signature Bank which was closed by banking regulators on March 12, 2023. This was described in the Company’s first quarter 2023 press release. The 2023 provision for credit losses for the loan portfolio in both time periods was necessary due to risk rating and non-accrual activity. Total classified loan levels exhibited a net increase during the first nine months of 2023 due to the downgrade of several commercial real estate loan relationships earlier this year. Overall non-performing assets remain well controlled, totaling $5.9 million, or 0.59% of total loans, at September 30, 2023. Through nine months of 2023, the Company experienced net loan charge-offs of $187,000, or 0.03% of total average loans, which is lower than net charge-offs of $1.5 million, or 0.21% of total average loans, in the first nine months of 2022. In summary, the allowance for credit losses on the loan portfolio provided 207% coverage of non-performing assets, and 1.23% of total loans, at September 30, 2023, compared to 207% coverage of non-performing assets, and 1.08% of total loans, at December 31, 2022.

Total non-interest income in the third quarter of 2023 decreased by $70,000, or 1.6%, from the prior year's third quarter, but improved by $826,000, or 6.5%, for the first nine-months of 2023 when compared to the first nine-months of 2022. Wealth management fees demonstrated a slight improvement by $32,000, or 1.1%, for the third quarter of 2023, but are $582,000, or 6.5%, lower for the nine months compared to 2022. The market value of wealth management assets increased since the third quarter of 2022 and contributed to a favorable quarter versus quarter comparison for wealth management fee income. However, nine-month results for wealth management fees continue to reflect the unfavorable market conditions for both equity securities and particularly bonds which more than offset the positive impact of new customer business growth in the first half of 2023. Overall, the fair market value of wealth management assets declined since December 31, 2021, by $327.1 million, or 12.1%, and totaled $2.4 billion at September 30, 2023.  Other income is $136,000, or 16.7%, lower for the third quarter of 2023 and $362,000, or 18.3%, lower for the nine months due to the recognition of a credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  The improvement to total non-interest income for the 2023 nine-month period was due to AmeriServ Financial Bank selling all 7,859 shares of the Class B common stock of Visa Inc. that the bank owned, resulting in a $1.7 million gain. The Company elected to capture this gain in 2023 due to volatility and uncertainty in the financial markets. Finally, net realized gains on loans held for sale decreased by $60,000, or 32.8%, for the first nine-months of 2023, as the limited housing supply along with sharply higher interest rates continues to unfavorably impact residential mortgage loan production.

Total non-interest expense in the third quarter of 2023 increased by $368,000, or 3.1%, when compared to the third quarter of 2022 and increased by $1.9 million, or 5.4%, during the first nine-months of 2023 when compared to the first nine-months of 2022. The rise in total non-interest expense for both time periods is primarily due to increased legal and professional fees related to the defense against an activist investor and a proxy contest at our 2023 annual meeting. These costs amounted to $308,000 in the third quarter of 2023 and $2.0 million for the nine-month period. As expected, costs related to the activist shareholder issue declined meaningfully between the second and third quarters of 2023 by $828,000. However, given a recent increase in activity by the activist investor, the Company cannot determine at this time whether these costs will remain at a lower level in the fourth quarter of 2023. Salaries & employee benefits increased by $287,000, or 4.1%, in the third quarter of 2023 and $822,000, or 3.8%, for the first nine months of 2023. The increase is attributable to the annual employee merit increases, a greater level of full-time equivalent employees (FTE) as the Company filled certain open positions that were vacant last year, and the impact that inflationary pressures are having on the cost of new hires. Partially offsetting the higher level of salaries were lower incentive compensation and pension expense as there are fewer employees in the defined benefit pension plan due to numerous retirements over the past few years. Data processing and IT expenses increased by $103,000 in the third quarter of 2023 and $371,000, or 12.7%, in the nine months of 2023 due to increased software costs from our core data provider and additional expenses related to monitoring our computing and network environment. These negative items were partially offset by a $1.4 million, or 29.0%, reduction in other expense for the nine months of 2023 as the Company did not have to recognize a pension settlement charge in 2023. The Company recorded income tax expense of $124,000, or an effective tax rate of 16.1%, in the third quarter of 2023, which compares to income tax expense of $526,000, or an effective tax rate of 20.0%, for the third quarter of 2022. For the nine-month period in 2023, the Company’s effective tax rate of 18.0% is lower than the 20.0% effective tax rate in 2022 due to the reduced level of pre-tax income this year.

The Company had total assets of $1.362 billion, shareholders' equity of $101.3 million, a book value of $5.91 per common share and a tangible book value(1) of $5.11 per common share on September 30, 2023. The decline in the Company’s book value and tangible book value per share at September 30, 2023 compared to December 31, 2022 reflects a decrease in the fair value of the Company’s available for sale investment securities by $6.1 million due to higher interest rates. Note that this caused a greater accumulated other comprehensive loss within total equity since December 31, 2022, as the decline in market value of the Company’s available for sale investment securities portfolio more than offset a positive market value adjustment for the interest rate hedges. There was no required revaluation of the net pension liability during the first nine months of 2023. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of September 30, 2023.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; expense and reputational impact on the Company as a result of litigation and other expenses related to the continuing activities of an activist shareholder; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2023

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,515	$(187)	$647	$1,975

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%	(0.06)%	0.19%	0.20%
Return on average equity	5.85	(0.72)	2.49	2.53
Return on average tangible common equity (1)	6.73	(0.82)	2.88	2.91
Net interest margin	3.03	2.89	2.76	2.89
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.02)	0.05	0.03
Efficiency ratio (3)	79.58	101.55	92.60	90.67

EARNINGS PER COMMON SHARE:
Basic	$0.09	$(0.01)	$0.04	$0.12
Average number of common shares outstanding	17,131	17,147	17,147	17,142
Diluted	0.09	(0.01)	0.04	0.12
Average number of common shares outstanding	17,155	17,147	17,147	17,146
Cash dividends paid per share	$0.030	$0.030	$0.030	$0.090

2022

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$2,418	$1,981	$2,102	$6,501

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.73%	0.59%	0.62%	0.65%
Return on average equity	8.48	7.10	7.81	7.80
Return on average tangible common equity (1)	9.62	8.10	8.97	8.90
Net interest margin	3.14	3.23	3.35	3.24
Net charge-offs (recoveries) as a percentage of average loans	0.03	0.01	0.57	0.21
Efficiency ratio (3)	81.38	84.89	78.93	81.70

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.12	$0.12	$0.38
Average number of common shares outstanding	17,094	17,109	17,111	17,105
Diluted	0.14	0.12	0.12	0.38
Average number of common shares outstanding	17,146	17,149	17,145	17,146
Cash dividends paid per share	$0.025	$0.030	$0.030	$0.085

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2023

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957	$1,345,721	$1,361,789
Short-term investments/overnight funds	4,116	3,366	3,598
Investment securities, net of allowance for credit losses - securities	238,613	232,259	229,335
Total loans and loans held for sale, net of unearned income	980,877	988,221	1,002,306
Paycheck Protection Program (PPP) loans (4)	19	18	15
Allowance for credit losses - loans	12,132	12,221	12,313
Intangible assets	13,731	13,724	13,718
Deposits	1,131,789	1,127,569	1,129,290
Short-term and FHLB borrowings	69,124	72,793	85,568
Subordinated debt, net	26,654	26,665	26,675
Shareholders’ equity	105,899	103,565	101,326
Non-performing assets	4,599	5,650	5,939
Tangible common equity ratio (1)	6.92%	6.74%	6.50%
Total capital (to risk weighted assets) ratio	14.17	14.00	13.72
PER COMMON SHARE:
Book value	$6.18	$6.04	$5.91
Tangible book value (1)	5.38	5.24	5.11
Market value (2)	3.05	2.54	2.65
Wealth management assets – fair market value (5)	$2,354,498	$2,446,639	$2,385,590

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308	315	308
Branch locations	17	17	17
Common shares outstanding	17,147,270	17,147,270	17,147,270

2022

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,331,265	$1,321,402	$1,350,048	$1,363,874
Short-term investments/overnight funds	13,588	10,714	4,133	4,132
Investment securities, net of allowance for credit losses - securities	223,286	231,255	236,867	241,386
Total loans and loans held for sale, net of unearned income	978,692	965,587	979,450	990,825
Paycheck Protection Program (PPP) loans (4)	7,835	2,242	24	22
Allowance for credit losses - loans	11,922	11,568	10,672	10,743
Intangible assets	13,761	13,753	13,746	13,739
Deposits	1,140,889	1,142,756	1,152,813	1,108,537
Short-term and FHLB borrowings	37,863	34,028	54,796	108,406
Subordinated debt, net	26,613	26,624	26,634	26,644
Shareholders’ equity	113,692	106,392	101,587	106,178
Non-performing assets	3,401	3,240	4,596	5,200
Tangible common equity ratio (1)	7.58%	7.08%	6.57%	6.85%
Total capital (to risk weighted assets) ratio	14.01	14.33	13.92	13.87
PER COMMON SHARE:
Book value	$6.65	$6.22	$5.94	$6.20
Tangible book value (1)	5.84	5.41	5.13	5.40
Market value (2)	4.04	3.94	3.80	3.94
Wealth management assets – fair market value (5)	$2,633,096	$2,372,772	$2,290,678	$2,314,414

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	301	310	306	315
Branch locations	17	17	17	17
Common shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Paycheck Protection Program (PPP) loans are included in total loans and loans held for sale, net of unearned income.
(5)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$12,276	$12,609	$13,154	$38,039
Interest on investments	2,298	2,270	2,285	6,853
Total Interest Income	14,574	14,879	15,439	44,892

INTEREST EXPENSE
Deposits	4,189	5,019	5,653	14,861
All borrowings	863	750	987	2,600
Total Interest Expense	5,052	5,769	6,640	17,461

NET INTEREST INCOME	9,522	9,110	8,799	27,431
Provision (credit) for credit losses	1,179	43	189	1,411
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	8,343	9,067	8,610	26,020

NON-INTEREST INCOME
Wealth management fees	2,738	2,789	2,845	8,372
Service charges on deposit accounts	266	280	311	857
Net realized gains on loans held for sale	26	38	59	123
Mortgage related fees	33	34	41	108
Gain on sale of Visa Class B shares	1,748	0	0	1,748
Bank owned life insurance	239	242	321	802
Other income	457	479	679	1,615
Total Non-Interest Income	5,507	3,862	4,256	13,625

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175	7,728	7,358	22,261
Net occupancy expense	772	713	719	2,204
Equipment expense	415	422	376	1,213
Professional fees	1,308	1,907	1,146	4,361
Data processing and IT expense	1,078	1,080	1,139	3,297
FDIC deposit insurance expense	125	175	195	495
Other expenses	1,090	1,152	1,162	3,404
Total Non-Interest Expense	11,963	13,177	12,095	37,235

PRETAX INCOME (LOSS)	1,887	(248)	771	2,410
Income tax expense (benefit)	372	(61)	124	435
NET INCOME (LOSS)	$1,515	$(187)	$647	$1,975

2022

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,496	$9,725	$10,691	$29,912
Interest on investments	1,532	1,802	2,009	5,343
Total Interest Income	11,028	11,527	12,700	35,255

INTEREST EXPENSE
Deposits	796	956	1,720	3,472
All borrowings	465	447	451	1,363
Total Interest Expense	1,261	1,403	2,171	4,835

NET INTEREST INCOME	9,767	10,124	10,529	30,420
Provision (credit) for credit losses	(400)	(325)	500	(225)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR CREDIT LOSSES	10,167	10,449	10,029	30,645

NON-INTEREST INCOME
Wealth management fees	3,165	2,976	2,813	8,954
Service charges on deposit accounts	272	263	289	824
Net realized gains on loans held for sale	95	35	53	183
Mortgage related fees	33	32	27	92
Gain on sale of Visa Class B shares	0	0	0	0
Bank owned life insurance	209	231	329	769
Other income	561	601	815	1,977
Total Non-Interest Income	4,335	4,138	4,326	12,799

NON-INTEREST EXPENSE
Salaries and employee benefits	7,405	6,963	7,071	21,439
Net occupancy expense	741	697	698	2,136
Equipment expense	397	415	393	1,205
Professional fees	630	838	948	2,416
Data processing and IT expense	953	937	1,036	2,926
FDIC deposit insurance expense	145	130	125	400
Other expenses	1,208	2,130	1,456	4,794
Total Non-Interest Expense	11,479	12,110	11,727	35,316

PRETAX INCOME (LOSS)	3,023	2,477	2,628	8,128
Income tax expense (benefit)	605	496	526	1,627
NET INCOME (LOSS)	$2,418	$1,981	$2,102	$6,501

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2023		2022
	3QTR	NINE MONTHS	3QTR	NINE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$994,263	$988,955	$975,615	$977,386
Short-term investments and bank deposits	3,196	3,766	13,009	29,409
Total investment securities	260,198	262,654	253,398	238,491
Total interest earning assets	1,257,657	1,255,375	1,242,022	1,245,286

Non-interest earning assets:
Cash and due from banks	14,673	15,899	17,814	17,820
Premises and equipment	17,028	17,272	17,575	17,449
Other assets	75,372	75,027	74,758	79,016
Allowance for credit losses	(13,387)	(12,955)	(11,757)	(12,113)
Total assets	$1,351,343	$1,350,618	$1,340,412	$1,347,458

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$225,395	$225,793	$226,606	$228,425
Savings	126,589	129,594	139,724	138,524
Money market	299,694	300,415	289,701	290,946
Other time	309,719	301,384	283,504	286,061
Total interest bearing deposits	961,397	957,186	939,535	943,956
Borrowings:
Federal funds purchased and other short-term borrowings	35,970	33,885	5,142	2,214
Advances from Federal Home Loan Bank	20,455	18,784	31,109	36,164
Subordinated debt	27,000	27,000	27,000	27,000
Lease liabilities	3,138	3,207	3,424	3,477
Total interest bearing liabilities	1,047,960	1,040,062	1,006,210	1,012,811

Non-interest bearing liabilities:
Demand deposits	187,480	194,781	219,307	216,266
Other liabilities	12,927	11,448	8,146	6,946
Shareholders’ equity	102,976	104,327	106,749	111,435
Total liabilities and shareholders’ equity	$1,351,343	$1,350,618	$1,340,412	$1,347,458

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principal	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899
Net loss	0	0	0	(187)	0	(187)
Exercise of stock options and stock option expense	0	0	12	0	0	12
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,560)	(2,560)
Market value adjustment for interest rate hedge	0	0	0	0	916	916
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2023	$268	$(83,280)	$146,343	$64,604	$(24,370)	$103,565
Net income	0	0	0	647	0	647
Exercise of stock options and stock option expense	0	0	11	0	0	11
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,700)	(2,700)
Market value adjustment for interest rate hedge	0	0	0	0	316	316
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2023	$268	$(83,280)	$146,354	$64,738	$(26,754)	$101,326

2022

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2021	$267	$(83,280)	$146,069	$60,005	$(6,512)	$116,549
Net income	0	0	0	2,418	0	2,418
Exercise of stock options and stock option expense	0	0	93	0	0	93
Adjustment for defined benefit pension plan	0	0	0	0	919	919
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(5,860)	(5,860)
Common stock cash dividend	0	0	0	(427)	0	(427)
Balance at March 31, 2022	$267	$(83,280)	$146,162	$61,996	$(11,453)	$113,692
Net income	0	0	0	1,981	0	1,981
Exercise of stock options and stock option expense	0	0	13	0	0	13
Adjustment for defined benefit pension plan	0	0	0	0	(4,488)	(4,488)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(4,292)	(4,292)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at June 30, 2022	$267	$(83,280)	$146,175	$63,463	$(20,233)	$106,392
Net income	0	0	0	2,102	0	2,102
Exercise of stock options and stock option expense	0	0	23	0	0	23
Adjustment for defined benefit pension plan	0	0	0	0	(47)	(47)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(6,370)	(6,370)
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2022	$267	$(83,280)	$146,198	$65,052	$(26,650)	$101,587
Net income	0	0	0	947	0	947
Exercise of stock options and stock option expense	0	0	27	0	0	27
Adjustment for defined benefit pension plan	0	0	0	0	3,932	3,932
Adjustment for unrealized gain on available for sale securities	0	0	0	0	198	198
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2023

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,515	$(187)	$647	$1,975

Average shareholders’ equity	105,092	104,913	102,976	104,327
Less: Average intangible assets	13,734	13,727	13,720	13,727
Average tangible common equity	91,358	91,186	89,256	90,600

Return on average tangible common equity (annualized)	6.73%	(0.82)%	2.88%	2.91%

	1QTR	2QTR	3QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899	$103,565	$101,326
Less: Intangible assets	13,731	13,724	13,718
Tangible common equity	92,168	89,841	87,608

TANGIBLE ASSETS
Total assets	1,345,957	1,345,721	1,361,789
Less: Intangible assets	13,731	13,724	13,718
Tangible assets	1,332,226	1,331,997	1,348,071

Tangible common equity ratio	6.92%	6.74%	6.50%

Total shares outstanding	17,147,270	17,147,270	17,147,270

Tangible book value per share	$5.38	$5.24	$5.11

2022

	1QTR	2QTR	3QTR	YEAR TO DATE
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$2,418	$1,981	$2,102	$6,501

Average shareholders’ equity	115,658	111,898	106,749	111,435
Less: Average intangible assets	13,766	13,757	13,749	13,757
Average tangible common equity	101,892	98,141	93,000	97,678

Return on average tangible common equity (annualized)	9.62%	8.10%	8.97%	8.90%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$113,692	$106,392	$101,587	$106,178
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible common equity	99,931	92,639	87,841	92,439

TANGIBLE ASSETS
Total assets	1,331,265	1,321,402	1,350,048	1,363,874
Less: Intangible assets	13,761	13,753	13,746	13,739
Tangible assets	1,317,504	1,307,649	1,336,302	1,350,135

Tangible common equity ratio	7.58%	7.08%	6.57%	6.85%

Total shares outstanding	17,109,084	17,109,097	17,112,617	17,117,617

Tangible book value per share	$5.84	$5.41	$5.13	$5.40